UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO
RICO	001-34084	66-0667416

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE HATO REY, PUERTO RICO		00918

(Address of principal executive offices)		(Zip code)

(787) 765-9800

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As described under “Note 11 – FDIC loss share asset and true-up payment obligation” and “Note 23 – Commitments and contingencies” in Popular, Inc.’s (the “Corporation”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “Q3 2016 Form 10-Q”), in connection with the Westernbank FDIC-assisted transaction, Banco Popular de Puerto Rico (“BPPR”), the Corporation’s principal banking subsidiary, entered into loss share agreements with the Federal Deposit Insurance Corporation, as receiver for Westernbank (the “FDIC”), with respect to the covered loans and other real estate owned that it acquired in the transaction. Those loss share agreements specify that disputes can be submitted to arbitration before a review board under the commercial arbitration rules of the American Arbitration Association.

BPPR has filed statements of claim requesting that a review board determine certain matters relating to the loss-share claims under its commercial loss share agreement with the FDIC, including with respect to the FDIC’s refusal to concur in certain of BPPR’s proposed portfolio sales under the commercial loss share agreement, for which BPPR was seeking damages in the amount of $88.5 million plus interest. On December 12, 2016, the review board in the arbitration described above issued an award denying BPPR’s claim. As a result, for the quarter ending December 31, 2016, the Corporation expects to recognize a pre-tax charge of approximately $115 million in connection with unreimbursed losses considered in the arbitration, the related adjustment to the true-up obligation owed to the FDIC at the end of the loss-share agreements in 2020 and recoveries previously incorporated in the net damages claimed in the arbitration.

As described in the Q3 2016 Form 10-Q, the FDIC filed a counterclaim in the portfolio sales arbitration seeking recoveries from BPPR, to be adjudicated after the issuance of the award described above.  The arbitration hearing on the FDIC’s counterclaim has not yet been scheduled and at this time the Corporation is unable to estimate the amount or likelihood of a negative outcome in that matter.

BPPR will continue to pursue the other arbitration described in the Q3 2016 Form 10-Q regarding the FDIC’s denial of certain claims amounting to approximately $5 million included in BPPR’s second quarter 2015 quarterly certificate. The arbitration hearing with respect to this matter has not yet been scheduled.  No assurance can be given that the Corporation will receive reimbursement from the FDIC with respect to this matter, which, together with any amounts ultimately paid on claims by the FDIC, could have a material adverse effect on the Corporation’s financial results in future periods.

On December 14, 2016, the Corporation issued a press release in connection with the matters described in this Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1 Press release dated December 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date:	December 14, 2016	By: /s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary